Exhibit 99.3

Nuveen Investments, Inc.

OFFERS TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9.125% SENIOR NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OUTSTANDING 9.125% SENIOR NOTES DUE 2017

$645,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9.5% SENIOR NOTES DUE 2020, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OUTSTANDING 9.5% SENIOR NOTES DUE 2020

        , 2014

To Our Clients:

Enclosed for your consideration is a Prospectus, dated                , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offers (the “Exchange Offers” and each an “Exchange Offer”) by Nuveen Investments, Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the “Guarantors”) to exchange (i) an aggregate principal amount of up to $500,000,000 of the Issuer’s 9.125% Senior Notes due 2017, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2017 Notes”) for an equal aggregate principal amount of the Issuer’s 9.125% Senior Notes due 2017, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in September 2012 (the “Outstanding 2017 Notes”) and (ii) an aggregate principal amount of up to $645,000,000 of the Issuer’s 9.5% Senior Notes due 2020, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2020 Notes” and, together with the Exchange 2017 notes, the “Exchange Notes”) for an equal aggregate principal amount of the Issuer’s 9.5% Senior Notes due 2020, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in September 2012 (the “Outstanding 2020 Notes” and, together with the Outstanding 2017 Notes, the “Outstanding Notes”), in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the applicable Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to conditions set forth in the enclosed Prospectus. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offers to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Issuer will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of each of the Exchange Offers is subject to certain conditions described in the Prospectus.

This material is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the applicable Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, signing and returning to us the instruction form that appears below. If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2014, UNLESS THE APPLICABLE EXCHANGE OFFER IS EXTENDED BY THE ISSUER. The time the applicable Exchange Offer expires is referred to as an “Expiration Date.” Tenders of Outstanding Notes may be withdrawn at any time prior to the applicable Expiration Date.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

TO REGISTERED HOLDER AND/OR DTC PARTICIPANT FROM BENEFICIAL OWNER OF 9.125% SENIOR NOTES DUE 2017 AND/OR 9.5% SENIOR NOTES DUE 2020

The undersigned beneficial owner acknowledge(s) receipt of your letter and the accompanying Prospectus dated                , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Nuveen Investments, Inc. (the “Issuer”) and certain domestic subsidiaries of the Issuer (the “Guarantors”) to exchange (the “Exchange Offers” and each an “Exchange Offer”) (i) an aggregate principal amount of up to $925,000,000 of the Issuer’s 9.125% Senior Notes due 2017, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2017 Notes”) for an equal aggregate principal amount of the Issuer’s 9.125% Senior Notes due 2017, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in September 2012 (the “Outstanding 2017 Notes”) and (ii) an aggregate principal amount of up to $645,000,000 of the Issuer’s 9.5% Senior Notes due 2020, guaranteed by the Guarantors, that have been registered under the Securities Act (the “Exchange 2020 Notes” and, together with the Exchange 2020 Notes, the “Exchange Notes”) for an equal aggregate principal amount of the Issuer’s 9.5% Senior Notes due 2020, guaranteed by the Guarantors, that were originally sold pursuant to a private offering in September 2012 (the “Outstanding 2020 Notes” and, together with the Outstanding 2017 Notes, the “Outstanding Notes”), in denominations of $2,000 and integral multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the applicable Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

Series of Outstanding Notes	Principal Amount of Outstanding Notes Held For Account Holder(s)	Principal Amount of Outstanding Notes To be Tendered*

*  Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an affiliate, as defined in Rule 405 under the Securities Act, of the Issuer or the Guarantors, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Issuer. If a holder of the Outstanding Notes is an affiliate of the Issuer or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the applicable Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

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